                                                             Exhibit 99(a)(1)(G)


                             NEUBERGER BERMAN INC.
                         LEHMAN BROTHERS HOLDINGS INC.

                              NOTICE OF WITHDRAWAL
                                OF SURRENDER OF

                             NEUBERGER BERMAN INC.
                     LIQUID YIELD OPTION(TM) NOTES DUE 2021
                              (ZERO COUPON-SENIOR)

                    CUSIP Numbers: 641234 AA7 and 641234 AC3

                Pursuant to the Amended Change in Control Notice

                            dated December 2, 2003

         THIS OFFER WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON TUESDAY, DECEMBER 16, 2003 (THE "CHANGE IN CONTROL PURCHASE DATE"). REGISTERED HOLDERS OF SECURITIES MUST TENDER THEIR CHANGE IN CONTROL PURCHASE NOTICE ON OR PRIOR TO 9:00 A.M., NEW YORK CITY TIME, ON THE CHANGE IN CONTROL PURCHASE DATE IN ORDER TO RECEIVE THE CHANGE IN CONTROL PURCHASE PRICE. TENDERED CHANGE IN CONTROL PURCHASE NOTICES MAY BE WITHDRAWN IF THE REGISTERED HOLDER OF THE SECURITIES RELATED THERETO SUBMITS AND THE TENDER AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL OR A FACSIMILE THEREOF NO LATER THAN 9:00 A.M., NEW YORK CITY TIME, ON THE CHANGE IN CONTROL PURCHASE DATE. HOLDERS THAT SURRENDER THROUGH DTC NEED NOT SUBMIT A PHYSICAL NOTICE OF WITHDRAWAL TO THE TENDER AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.


                              The Tender Agent is:
                              THE BANK OF NEW YORK
       In Person or by Registered or Certified Mail or Overnight Courier:

                              The Bank of New York
                           Corporate Trust Department
                               101 Barclay Street
                                  Floor 7 East
                            New York, New York 10286
                           Attention: William Buckley
                              Reorganization Unit
                           Telephone: (212) 815-5788
                           Facsimile: (212) 298-1915


         All initially capitalized terms used but not defined herein shall have the meanings ascribed to them in the Amended Change in Control Notice, dated December 2, 2003 (the "Change in Control Notice"), and the accompanying
Change in Control Purchase Notice, of Neuberger Berman Inc. (formerly known as Ruby Acquisition Company), a Delaware corporation ("New Neuberger"), relating to the purchase by New Neuberger, at the option of the holder thereof, of New Neuberger's Liquid Yield Option(TM) Notes due 2021 (Zero Coupon-Senior) (the "Securities") for $877.99 per $1,000 principal amount at maturity of the Securities, plus $3.55 of cash accrued and payable as of the Change in Control Purchase Date, subject to the terms and conditions of the Indenture, paragraph 6 of the Securities and the Put Option Materials.

         This Notice of Withdrawal is to be completed by registered holders of Securities desiring to withdraw the tender of their Change in Control Purchase Notice in the Put Option if (i) a Change in Control Purchase Notice has been previously tendered to the Tender Agent or (ii) delivery of such Change in Control Purchase Notice has been previously made by book-entry transfer to the Tender Agent's account at the Depository Trust Company ("DTC") pursuant to the book-entry transfer procedures described under the caption "Procedures to be Followed by Holders Electing to Surrender Securities for Purchase" in the Change in Control Notice. See Section 4 of the Change in Control Notice for a more detailed description of withdrawal rights.

Ladies and Gentlemen:

         The undersigned hereby withdraws the undersigned's Change in Control Purchase Notice of the Securities described below, which Change in Control Purchase Notice was previously tendered pursuant to the Change in Control Notice.

         The undersigned understands that the withdrawal of the Change in Control Purchase Notice previously tendered in this Put Option, effected by this Notice of Withdrawal, may not be rescinded and that such Change in Control Purchase Notice will no longer be deemed to be validly tendered for purposes of the Put Option. Such withdrawn Change in Control Purchase Notice may be resurrendered for purchase only by following the procedures for surrendering set forth in the Change in Control Notice and in the accompanying Change in Control Purchase Notice.

         All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.


                   DESCRIPTION OF SECURITIES BEING WITHDRAWN

------------------------------------------------------------------------------------------------------------------------------------
  Name(s) and Address(es) of Registered Holder(s)
  (Please fill in exactly as name(s) appear(s) on                               Securities Being Withdrawn
                   Securities)(1)                                     (Attach additional signed list, if necessary)
------------------------------------------------------------------------------------------------------------------------------------
                                                       Security Certificate        Principal Amount             Principal Amount
                                                           Number(s)(2)        Represented by Securities      Being Withdrawn(2)(3)
                                                       --------------------    -------------------------      ---------------------

                                                       --------------------    -------------------------      ---------------------

                                                       --------------------    -------------------------      ---------------------

                                                       --------------------    -------------------------      ---------------------

                                                       --------------------    -------------------------      ---------------------

                                                       --------------------    -------------------------      ---------------------
                                                                                      Total Amount
                                                                                    Being Withdrawn
-----------------------------------------------------------------------------------------------------------------------------------

----------
(1) Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Securities and the (1) Tender Agent's record of registered holders or, if surrendered by a DTC participant, exactly as such participant's name(s) and address(es) appear(s) on the security position listing of DTC.

(2) Need not be completed if Securities are being surrendered by book-entry transfer.

(3) Unless otherwise specified, the entire aggregate principal amount evidenced by such Securities will be deemed to have been withdrawn.

--------------------------------------------------------------------------------
COMPLETE THE FOLLOWING IF SECURITIES WERE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE TENDER AGENT WITH DTC:


Name of Surrendering Institution:
                                 -----------------------------------------------

DTC Account Number:
                   -------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

Telephone (with international dialing code):
                                            ------------------------------------

Facsimile (with international dialing code):
                                            ------------------------------------

Contact Person:
               -----------------------------------------------------------------

Date Surrendered:
                 ---------------------------------------------------------------

Transaction Code Number:
                        --------------------------------------------------------
--------------------------------------------------------------------------------

                                   SIGN HERE

-----------------------------------------------------       -----------------------------------------------------
     To Be Completed by All Registered Holders of                         GUARANTEE OF SIGNATURE(S)
              Securities Being Withdrawn
-----------------------------------------------------       -----------------------------------------------------
Must be signed by registered Holder(s) exactly as
name(s) appear(s) on the Securities or on a
security position listing or by person(s)                   Authorized Signature:
authorized to become registered Holder(s) of the                                 --------------------------------
Securities by documents transmitted with this
Notice of Withdrawal. If the signature is by an             Name:
attorney-in-fact, executor, administrator,                       ------------------------------------------------
trustee, guardian, partner, officer of a
corporation or another party acting in a fiduciary          Title:
or representative capacity, please set forth the                  -----------------------------------------------
signer's full title.
                                                            Name of Eligible Institution:
       (Signature(s) of Registered Holder(s) or                                          ------------------------
                Authorized Signatory)
                                                            Address:
Dated:                   , 2003                                     ---------------------------------------------
      -------------------
                                                            Area Code and Telephone Number:
Name(s):                                                                                   ----------------------
        ---------------------------------------------
                    (Please Print)                          Dated:                   , 2003
                                                                  -------------------
Capacity (full title):
                      -------------------------------

Address(es):
            -----------------------------------------

Area Code(s) and Telephone Number(s):


-----------------------------------------------------       -----------------------------------------------------


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